Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,

The undersigned, James A. Gheyle, the Chief Executive Officer of Jackson Ventures, Inc., and Adrian C. Ansell, the Chief Financial Officer of Jackson Ventures, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of Jackson Ventures, Inc., for the quarterly period ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Jackson Ventures, Inc.

Date: November 14, 2006.
/s/ James A. Gheyle
James A. Gheyle President, Chief Executive Officer, Principal Executive Officer and a director
/s/ Adrian C. Ansell
Adrian C. Ansell Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director

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